UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 14, 2023
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street	95134
San Jose, California
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	Nasdaq Stock Market LLC
Warrants	MNTSW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As Momentus Inc. (the “Company”) previously announced on its Form 8-K filed on February 23, 2023, the Company filed a petition on February 17, 2023, in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to 8 Del. C. §205, or Section 205 of the Delaware General Corporation Law (the “Petition”) in order to validate and declare effective the Second Amended and Restated Certificate of Incorporation of the Company and validate and declare effective the shares of the Company’s Class A Common Stock issued in reliance on such provisions of the Second Amended and Restated Certificate of Incorporation of the Company as of the date of the original issuance of such shares.

On March 14, 2023, the hearing took place, and the Court of Chancery granted the Company’s request for relief. Further on March 14, 2023, the Court of Chancery entered an order under 8 Del. C. §205 (i) declaring the Second Amended and Restated Certificate of Incorporation of the Company, including the filing and effectiveness thereof, as validated and effective retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on August 12, 2021, and (ii) ordering that the Company’s Class A Common Stock (and the issuance of the Class A Common Stock) described in the Petition and any other securities issued in reliance of the validity of the Second Amended and Restated Certificate of Incorporation of the Company are validated and declared effective, each as of the original issuance dates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Paul Ney
		Name:	Paul Ney
Dated:	March 14, 2023	Title:	Chief Legal Officer